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Singular Genomics Reports Recent Highlights and Second Quarter 2023 Financial Results

San Diego, CA, August 9, 2023 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the second quarter ended June 30, 2023.

“We made significant advancements across our operations, manufacturing and commercial infrastructure, and saw growth in our sales funnel. In addition, we shipped three G4 systems, commenced the broad commercial launch of F3 flow cells and consumable kits and are shipping Max Read kits for single cell sequencing to early access customers,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “These recent product launches, as well as our growing customer base and strong sales funnel, position us favorably to ramp commercialization of the G4 in the second half of 2023.”

Second Quarter and Recent Highlights

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Generated revenue of $0.5 million in the second quarter of 2023.
•
Shipped three G4 systems in the second quarter of 2023, increasing the installed base of commercial systems shipped to 11 as of the end of the second quarter of 2023.
•
Commenced the broad commercial launch of the F3 flow cells and consumable kits, allowing users to get up to 450 million reads per flow cell, or 1.8 billion reads per run, for some of the most widely run applications.
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Initiated shipments of Max Read kits for single cell sequencing to early access customers, enabling 800 million reads per flow cell, or 3.2 billion reads per run.
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Expanded commercial infrastructure in Europe to support our international growth strategy.

Second Quarter 2023 Financial Results

Revenue for the second quarter of 2023 was $0.5 million, driven primarily by recognition of sales on two instrument placements.

Operating expenses for the second quarter of 2023 totaled $27.5 million, compared to $24.2 million for the second quarter of 2022. Operating expenses included non-cash stock-based compensation of $2.8 million for the second quarter of 2023 and $3.6 million for the second quarter of 2022. The year over year increase in total operating expenses was driven primarily by scaling headcount, facilities and infrastructure to support commercialization of the G4 and development of our product roadmap.

Net loss for the second quarter of 2023 was $25.6 million, or a loss of $0.35 per common share, compared to $24.0 million, or a loss of $0.34 per common share, in the second quarter of 2022.

Cash, cash equivalents and short-term investments, excluding restricted cash, totaled $206.7 million as of June 30, 2023.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, August 9, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at investor.singulargenomics.com, in the Presentations & Events section.

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About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In development, the PX system leverages Singular’s proprietary sequencing technology, applying it as an in situ readout to look at RNA and proteins in single cells and tissue. With these products, Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully manufacture, commercialize and support the G4 and our F3 flow cells in accordance with our timelines, objectives and specifications; (ii) our ability to close sales in our sales funnel and effectively expand our international commercial presence and customer base; (iii) our ability to release Max Read kits to our broader customer base on our timeline; (iv) the ability of our product offerings to successfully compete with existing and new products offered by our competitors; (v) our ability to achieve customer and scientific acceptance of the G4; and (vi) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include, but are not limited to, the following: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history manufacturing and commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent upon revenue generated from the sale of the G4 and planned PX, and any delay or failure by us to successfully manufacture and commercialize the G4 and planned PX could have a substantial adverse effect on our business and results of operations; and (vii) recent macroeconomic challenges such as inflation and rising interest rates may materially and adversely impact, our business, operations and product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 9, 2023. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

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Singular Genomics Systems, Inc.

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$505	$-	$1,368	$-
Cost of revenue	597	-	1,404	-
Gross margin	(92)	-	(36)	-
Operating expenses:
Research and development	12,624	12,061	24,854	22,707
Selling, general and administrative	14,887	12,182	28,091	23,556
Total operating expenses	27,511	24,243	52,945	46,263
Loss from operations	(27,603)	(24,243)	(52,981)	(46,263)
Other income (expense):
Interest expense	(270)	(167)	(529)	(309)
Interest and other income	2,295	428	4,299	584
Total other income	2,025	261	3,770	275
Net loss	$(25,578)	$(23,982)	$(49,211)	$(45,988)
Net loss per share:
Basic and diluted net loss per share	$(0.35)	$(0.34)	$(0.68)	$(0.65)
Weighted-average shares used to compute basic and diluted net loss per share	72,510,020	70,779,326	72,218,280	70,893,059

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Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$74,817	$74,266
Short-term investments	131,866	170,310
Accounts receivable	32	913
Inventory	14,354	18,221
Prepaid expenses and other current assets	4,624	4,722
Total current assets	225,693	268,432
Right-of-use lease assets	43,864	45,896
Property and equipment, net	11,487	10,784
Restricted cash	1,711	1,711
Other noncurrent assets	1,223	1,152
Total assets	$283,978	$327,975

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,974	$3,099
Accrued expenses	4,147	4,583
Lease liabilities, current	7,607	6,323
Other current liabilities	222	113
Total current liabilities	13,950	14,118
Lease liabilities, noncurrent	40,650	42,456
Long-term debt, net of issuance costs	10,136	10,065
Other noncurrent liabilities	854	1,015
Total liabilities	65,590	67,654
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at June 30, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 73,084,481 and 71,854,688 shares outstanding at June 30, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	510,695	503,926
Accumulated other comprehensive loss	(328)	(837)
Accumulated deficit	(291,986)	(242,775)
Total stockholders’ equity	218,388	260,321
Total liabilities and stockholders’ equity	$283,978	$327,975